UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 5, 2024

AVALONBAY COMMUNITIES, INC.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	1-12672 (Commission File Number)	77-0404318 (I.R.S. Employer Identification No.)

4040 Wilson Blvd., Suite 1000

Arlington, Virginia 22203

(Address of principal executive offices)(Zip code)

(703) 329-6300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AVB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

On September 5, 2024, AvalonBay Communities, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman Sachs & Co. LLC, BofA Securities, Inc., Deutsche Bank Securities Inc. and Morgan Stanley & Co. LLC, in their capacities as underwriters (together, in such capacities, the “Underwriters”), Goldman Sachs & Co. LLC, BofA Securities, Inc., Deutsche Bank Securities Inc. and Morgan Stanley & Co. LLC, in their capacities as forward sellers (together, in such capacities, the “Forward Sellers”), and Goldman Sachs & Co. LLC, Bank of America, N.A., Deutsche Bank AG, London Branch and Morgan Stanley & Co. LLC, in their capacities as forward purchasers (together, in such capacities, the “Forward Purchasers”), relating to the offer and sale of an aggregate of 3,200,000 shares of common stock, par value $0.01 per share (“Common Stock”), of the Company by the Forward Sellers in connection with the forward sale agreements described below. The Company granted the Underwriters an option to purchase up to an additional 480,000 shares of Common Stock (the “Option”), which was exercised by the Underwriters in full on September 6, 2024. The Company will not initially receive any proceeds from the sale of shares of Common Stock by the Forward Sellers.

On September 5, 2024, in connection with the initial offering of 3,200,000 shares, the Company and the Forward Purchasers entered into separate master confirmation letter agreements and related supplemental confirmation letter agreements (“Forward Sale Agreements”) and on September 6, 2024, in connection with the exercise in full of the Option, the Company and the Forward Purchasers entered into additional Forward Sale Agreements. At the Company’s request, the Forward Sellers borrowed from third parties and sold to the Underwriters an aggregate of 3,680,000 shares of Common Stock in connection with the execution of the Forward Sale Agreements. The Company expects to physically settle the Forward Sale Agreements and receive proceeds, subject to certain adjustments, from the sale of those shares of Common Stock upon one or more such physical settlements no later than December 31, 2025. Although the Company expects to settle the Forward Sale Agreements entirely by the physical delivery of shares of Common Stock for cash proceeds, the Company may also elect to cash settle or net share settle all or a portion of its obligations under the Forward Sale Agreements, in which case, the Company may not receive any proceeds, and the Company may owe cash or shares of Common Stock to the Forward Purchasers.

The Forward Sale Agreements provide for an initial forward price of $219.73 per share, subject to certain adjustments pursuant to the terms of each of the Forward Sale Agreements. The Forward Sale Agreements are subject to early termination or settlement under certain circumstances.

The Company intends to use the net proceeds it receives from the offering for identified and prospective land acquisitions, the development and redevelopment of apartment communities, the acquisition of communities, funding its structured investment program investments, and working capital and general corporate purposes. General corporate purposes may include the repayment of outstanding indebtedness, including borrowings under the Company’s commercial paper program or its $2,250,000,000 revolving variable rate unsecured credit facility, and the repayment and refinancing of other indebtedness. Pending the application of such net proceeds, the Company may temporarily invest all or a portion of the net proceeds from this offering in cash or cash equivalents and/or hold such proceeds in accordance with its internal liquidity policy.

The shares were offered and sold pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-277313), which became effective upon filing with the Securities and Exchange Commission on February 23, 2024, and a prospectus supplement dated September 5, 2024.

On September 9, 2024, the Company closed the offering, which included the Underwriters’ full exercise of the Option. The foregoing description of the Underwriting Agreement and the Forward Sale Agreements does not purport to be complete and is qualified in its entirety by reference to the exhibits filed with this Current Report on Form 8-K. In connection with the filing of the prospectus supplement, the Company is also filing the opinion of its counsel, Goodwin Procter LLP, as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

1.1	Underwriting Agreement, dated as of September 5, 2024, by and among AvalonBay Communities, Inc. and Goldman Sachs & Co. LLC, BofA Securities, Inc., Deutsche Bank Securities Inc. and Morgan Stanley & Co. LLC, in their capacity as underwriters, Goldman Sachs & Co. LLC, BofA Securities, Inc., Deutsche Bank Securities Inc. and Morgan Stanley & Co. LLC, in their capacity as forward sellers, and Goldman Sachs & Co. LLC, Bank of America, N.A., Deutsche Bank AG, London Branch and Morgan Stanley & Co. LLC, in their capacity as forward purchasers.

1.2	Form of Master Forward Confirmation Letter, dated September 5, 2024

1.3	Form of Supplemental Forward Confirmation Letter, dated September 5, 2024 (included in Exhibit 1.2)

1.4	Form of Master Forward Confirmation Letter, dated September 6, 2024

1.5	Form of Supplemental Forward Confirmation Letter, dated September 6, 2024 (included in Exhibit 1.4)

5.1	Opinion of Goodwin Procter LLP.

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document) (filed herewith).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

AVALONBAY COMMUNITIES, INC.

Dated: September 9, 2024	By:	/s/ Kevin P. O’Shea
Kevin P. O’Shea
Chief Financial Officer